N-SAR Exhibit: Sub-item 77H (b)
Legg Mason Global Asset Management Trust
QS International Equity Fund

Item 77H (b) :Changes in Control of Registrant
In response to Sub-Items 77H(b), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on February 4, 2016
(Accession No. 0001193125-16-450581). The Registrant also incorporates by reference Post-Effective Amendment
No. 116 to Form N-1A filed on January 22, 2016
pursuant to Rule 485(b) of the Securities Act of 1933
(Accession No. 0001193125-16-435826).